                               EXHIBIT 1.A(3)(C)

                              COMMISSION SCHEDULE

[LOGO OF FIRST VARIABLE LIFE INSURANCE COMPANY APPEARS HERE]
First Variable Capital Services, Inc.
2122 York Road, Suite 300
Oak Brook, Illinois 605233-1930

                   Schedule of Variable Contract Commissions
                       Effective ________________, 1999

This Schedule of Commissions is attached to and made a part of the Selling Broker-Dealer Agreement, as amended, between and among First Variable Capital Services, Inc. ("FVCS"), First Variable Life Insurance Company ("First Variable"), and the Selling Broker-Dealer. It replaces all prior schedules on the Authorized Contracts shown below. Selling Broker-Dealer will be deemed to have accepted this Schedule through the submission of new business after its effective date, subject to any selection of commission options on page 5 of this Schedule.

                                 Variable Life Insurance Products
---------------------------------------------------------------------------------------------------
     Authorized
      Contract                                                   Total Commission
---------------------------------------------------------------------------------------------------
Capital Solutions VUL
     (single life)
Commission Option I:                             Target      Excess       Yrs 2-5       Yrs 6+
Commission Option       Age at Issue:  0 - 85    ---------   ------       ---------     -----------
II:                     Age at Issue:  0 - 85          95%      4.0%           3.5%     0.30% trail
                                                      100%      4.0%           3.5%     0.30% trail

---------------------------------------------------------------------------------------------------
Capital Estate
Builder VUL
(survivorship joint                              Target      Excess       Yrs 2-5       Yrs 6+
life)                   Joint Age at Issue: 0    ---------   ------       ---------     -----------
Commission Option I:    - 85                           95%      4.0%           3.5%     0.30% trail
                        Joint Age at Issue: 0         100%      4.0%           3.5%     0.30% trail
Commission Option II:   - 85

---------------------------------------------------------------------------------------------------
Capital One Pay VL
  (single life)
Commission Option I:
                        Age at Issue: 0 - 80                    7.00% of premium
                        Age at Issue:   81+                     4.50% of premium
Commission Option II:
                        Age at Issue: 0 - 80     5.00% of first year premium, 0.40% trail
                                                    commission thereafter, starting in the 2nd
                                                    Contract Year
---------------------------------------------------------------------------------------------------

See page 3 for definitions and requirements.
See page 4 for commission charge-back rules.
See page 5 for selection of Commission Options.

                       Effective _________________, 1999

                           Variable Annuity Products
--------------------------------------------------------------------------------------------------------------------
      Authorized
       Contract                                       Total Commission
--------------------------------------------------------------------------------------------------------------------
Capital Six VA

Commission Option I:       Age at Issue:  0 - 70               3.00% of first year premium
                           Age at Issue: 71 - 75               2.50% of first year premium
                           Age at Issue: 76 - 85               1.50% of first year premium

                           Age at Issue: 0 - 85                Other Contract Years:
                                                               Choice A
                                                               --------
                                                               0.50% trail commission years 2 - 6,
                                                               1.00% trail commission years 7+
                                                               Choice B
                                                               --------
                                                               0.25% trail commission years 2-6,
                                                               1.25% trail commission years 7+

                           Age at Issue: 0 - 85                Annuitization Commission:
                                                               Additional payment equal to three (3) times
                                                               trail commission in year contract is settled
                                                               under an annuity payout option
Commission Option II:

                           Age at Issue:  0 - 70               6.75% of first year premium, 1% of premium
                                                               received in other Contract years

                           Age at Issue:  71 - 85              5.25% of first year premium, 1% of premium
                                                               received in other Contract years

--------------------------------------------------------------------------------------------------------------------
   Capital Five VA
Commission Option I:       Age at Issue:  0 - 85               6.00% of first year premium; reducing 1.00% for
                                                               each year after Issue Age 80 (e.g., 5.00% of
                                                               first year premium for Issue Age 81)

Commission Option II:      Age at Issue:  0 - 85               5.00% of first year premium with a 0.25% trail
                                                               commission; reducing 1.00% for each year after
                                                               Issue Age 80

--------------------------------------------------------------------------------------------------------------------
Capital No Load            Age at Issue:  0 - 85               1.00% of first year premium, 1.00% trail
                                                               commission starting in year 2
--------------------------------------------------------------------------------------------------------------------

See page 3 for definitions and requirements.
See page 4 for commission charge-back rules.
See page 5 for selection of Commission Options.

                           Effective January 1, 1998

Definitions
-----------

"Commission Option" - the payment method selected by the Selling Broker-Dealer for the Authorized Contract shown. If a commission option is not selected as required by First Variable, payment will be made under the default options described in the "Selection of Commission Options" provisions on page 5 of this Schedule.

"Excess" - first year premium received by First Variable on CAPITAL SOLUTIONS VUL or CAPITAL ESTATE BUILDER VUL in excess of target premium.

"Age at Issue" - the attained age of the insured on the issue date for single life variable life insurance products, and the highest attained age of the annuitant and all contract owners on the issue date for variable annuity products. For CAPITAL ESTATE BUILDER VUL, the "Joint" Age at Issue is the equivalent joint age of the two insureds on the policy date, as determined by First Variable.

"Target", "target premium" - a planned amount of first year premium that is determined by First Variable based on the amount of insurance issued and the sex, age and premium rate class of: (a) a single insured under CAPITAL SOLUTIONS VUL; and (b) the two insureds under CAPITAL ESTATE BUILDER VUL.

"Trail", "trail commissions" - payments to the Selling Broker-Dealer based upon:
(a) the non-loaned Accumulation Values of both the Fixed and Separate Accounts within an Authorized Contract; and (b) the rate for the applicable Authorized Contract shown in the Schedule. All trail rates shown are on an annual basis, and will be adjusted by First Variable to reflect quarterly calculations.

Commissionable Contracts
------------------------

Commission is payable on Authorized Contracts only if sold by sales representatives associated with the Selling Broker-Dealer/General Agent (or its affiliated insurance agency) at the time of sale.

Premium and Trail Commissions
-----------------------------

Premium must be received in good order by First Variable at its Variable Service Center; first year premium must be received during the first Policy/Contract Year (12 months after the issue date) of an Authorized Contract.

Trail commissions starting in the 2nd Policy/Contract Year begin at the end of the fifteenth (15th) Policy/Contract month after issue, and continue each Contract quarter thereafter during the Accumulation Period. Trail commissions starting in the 7th Contract Year begin at the end of the 25th Contract Quarter (75th Contract month) after issue. Trail commissions are not vested and are conditional upon remaining the broker-dealer of record of the contract at the time of payment.

Transfers
---------

Commission on transfers to or from another annuity contract or life insurance policy issued by First Variable or its affiliates will be payable only to the extent permitted under the rules established by First Variable or the affected affiliate.

                           Effective __________, 1999


Commission Chargebacks
----------------------
Commissions paid by First Variable will be charged back to Selling Broker-Dealer upon lapse, surrender, or death of a Contract Owner (or Annuitant if Contract Owner is a non-natural person) as follows:

----------------------------------------------------------------------------------------------------------
CAPITAL SOLUTIONS VUL      Lapse:
                           -----
        and                Commission Option I: 100% of the commission paid charged back upon lapse
CAPITAL ESTATE BUILDER     during the first 6 policy months, and 50% of the commission paid charged back
        VUL                upon lapse during the 7th through 14th policy months.
                           Commission Option II: 100% of the commission paid charged back upon lapse during the first 6 policy months, 75% of the commission paid charged back upon lapse during the 7th through 12th policy months, 50% of the commission paid charged back upon lapse during the 13th through 18th  policy months, and  25%
                           of the commission paid charged back upon lapse during the 19th through 26th policy months.
                           Surrender after Inspection Period:  None
                           ---------------------------------
                           Death:  None
                           -----
----------------------------------------------------------------------------------------------------------
CAPITAL ONE PAY VUL        Lapse:  None
                           -----
                           Surrender after Inspection Period:  None
                           ---------------------------------
                           Death:  None
                           -----
----------------------------------------------------------------------------------------------------------
CAPITAL SIX VA             Surrender after Inspection Period:  None
                           ---------------------------------
                           Death: Commission Option II Only: The greater of: (a) 50% of the commission
                           -----
                           paid; or (b) 3.75% of first year premium charged back upon death within the first Contract Year.
----------------------------------------------------------------------------------------------------------
CAPITAL FIVE VA            Surrender after Inspection Period:  100% of the commission paid charged back
                           ---------------------------------
                           upon surrender during the first 6 months after a contract payment is credited to the contract, and 50% of the commission paid charged back upon surrender during the 7th through 12th months after the issue date.
                           Death:  None
                           -----
----------------------------------------------------------------------------------------------------------
CAPITAL NO LOAD VA         Surrender after Inspection Period:  100% of the commission paid charged back
                           ---------------------------------
                           upon surrender within the first Contract Year.
                           Death: 100% of the commission paid charged back upon death within the first
                           -----
                           Contract Year.
----------------------------------------------------------------------------------------------------------

ALL AUTHORIZED             If a policy or contract is:  (a) surrendered during the inspection period; or
CONTRACTS:                 (b) rescinded at any time as a result of a material misrepresentation made in the application which resulted in the issuing of a contract which would not otherwise have been issued, then 100% of the commission paid will be charged back to the Selling Broker-Dealer.  All amounts charged back will constitute an indebtedness of the Selling Broker-Dealer to First Variable and, without limitation, a lien on any further amounts due the Selling Broker-Dealer from
                           First Variable.

                     Effective _____________________, 1999

Selection of Commission Options
-------------------------------

Commission Options vary by Authorized Product. The Commission Option for CAPITAL SOLUTIONS VUL and CAPITAL ESTATE BUILDER VUL must be made by the Selling Broker-Dealer for all sales of these products. For all other Authorized Contracts, the selection of a Commission Option is made at the time of sale. If no selection is in effect or is not clearly specified at the time of sale, First Variable will pay commission under the applicable default option.

CAPITAL SOLUTIONS VUL and CAPITAL ESTATE BUILDER VUL: The following Commission Option is selected for all sales of these products:

     [_]    Commission Option I         _____ (Initial)
     [_]    Commission Option II        _____ (Initial)

If no option is selected, the default option is the option in effect for Capital Solutions VUL under the Schedule of Variable Contract Commissions dated January 1, 1998. For selling agreements effective on and after the date of this Schedule of Variable Contract Commissions, the default option is Commission Option I.

CAPITAL ONE PAY VUL: The default option is Commission Option I.

CAPITAL SIX VA: The default option is Commission Option II.

CAPITAL FIVE VA: The default option is Commission Option I.



ACCEPTANCE AND CONFIRMATION. The undersigned Selling Broker-Dealer hereby accepts, on behalf of itself and its affiliated insurance agencies, the above Schedule of Variable Contract Commission and confirms its selection of the Commission Option as set forth above.



Name of Selling Broker-Dealer:___________________________________



                              By:________________________________

                              Print Name:________________________

                              Title:_____________________________

                              Date:______________________________